UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 6, 2011, CDW Corporation (the “Company”) announced that, in connection with the previously announced cash tender offer by CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Issuers”) for up to $665,138,000 aggregate principal amount (the “Maximum Tender Amount”) of the Co-Issuers’ outstanding 11.00% Senior Exchange Notes due 2015 (the “Senior Cash Pay Notes”) and the Co-Issuers’ outstanding 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Senior PIK Election Notes,” and together with the Senior Cash Pay Notes, the “Senior Notes”), pursuant to the Co-Issuers’ Offer to Purchase and Consent Solicitation Statement, dated as of February 22, 2011 and as subsequently amended and supplemented (as amended and supplemented, the “Offer to Purchase”), the withdrawal rights provided to all holders of Senior Notes that validly tendered (and did not validly withdraw) their Senior Notes expired at 5:00 p.m., New York City time, on April 5, 2011 (the “Withdrawal Right Expiration Date”).

The Company also announced that, as of the Withdrawal Right Expiration Date, the amount of Senior Notes validly tendered (and not validly withdrawn) has exceeded the Maximum Tender Amount. Since Senior Notes may no longer be withdrawn (except in the limited circumstances described in the Offer to Purchase), the Company announced that it expects that only the Maximum Tender Amount will be accepted for purchase, and the validly tendered Senior Notes will be purchased on a pro rata basis. The cash tender offer remains scheduled to expire at 8:00 a.m., New York City time, on April 12, 2011.

A copy of the press release announcing the expiration of the withdrawal rights and the valid tender of Senior Notes in excess of the Maximum Tender Amount is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing expiration of withdrawal rights and valid tender of Senior Notes in excess of the Maximum Tender Amount, dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: April 8, 2011	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing expiration of withdrawal rights and valid tender of Senior Notes in excess of the Maximum Tender Amount, dated April 6, 2011.